Exhibit 99.4
WaterStone Bank

Dear Depositor of WaterStone Bank:

We are pleased to announce that the Boards of Directors of WaterStone Bank SSB, Lamplighter Financial, MHC, and Waterstone Financial, Inc. have voted unanimously in favor of a plan of conversion and reorganization whereby Lamplighter Financial, MHC will convert from the mutual holding company form to the full stock form of organization. We are converting to eliminate the uncertainties associated with the mutual holding company structure under financial reform legislation and to transition to a more familiar and flexible organizational structure that will better support our long-term growth, among other reasons.

The Proxy Card
As a depositor of WaterStone Bank, you are a member of Lamplighter Financial, MHC.  To accomplish the conversion and reorganization, your participation is extremely important. On behalf of the Board, I ask that you help us meet our goal by reading the enclosed material and then casting your vote in favor of the plan of conversion and reorganization.  You may vote by mail by returning your proxy using the enclosed postage-paid envelope marked “PROXY RETURN.”  You can also vote by telephone or Internet, as instructed on the proxy card.  If you have more than one account, you may receive more than one proxy.  Please vote by returning all proxy cards received, there are no duplicates.

If the plan of conversion and reorganization is approved, let me assure you that:
●	deposit accounts will continue to be federally insured to the maximum extent permitted by law;
●	existing deposit accounts and loans will not undergo any change; and
●	voting for approval will not obligate you to buy any shares of common stock.

The Stock Offering
As a qualifying account holder, you also have nontransferable rights to subscribe for shares of Waterstone Financial, Inc. common stock on a priority basis, before the stock is offered to the general public. The enclosed prospectus describes the stock offering in more detail.  Please read the prospectus carefully before making an investment decision.

If you wish to subscribe for shares of common stock, please complete the enclosed stock order form and return it to Waterstone Financial, Inc., together with your payment for the shares, by mail using the enclosed postage-paid envelope marked “STOCK ORDER RETURN” or by overnight courier to the Waterstone Financial, Inc. Stock Information Center located at [stock center address].  You may also hand deliver stock order forms at this location.  We will not accept stock order forms at our other banking or mortgage offices.  Your order must be physically received (not postmarked) by Waterstone Financial, Inc. no later than 5:00 p.m., Central Time, on [expiration date].

If you have any questions after reading the enclosed material, please call our Stock Information Center at [stock center phone #], Monday through Friday, between the hours of 10:00 a.m. and 4:00 p.m., Central Time.  Please note that the Stock Information Center will be closed from 12:00 noon Friday, August 30, through 12:00 noon Tuesday, September 3, in observance of the Labor Day holiday.

Sincerely,

Douglas S. Gordon
President and Chief Executive Officer

The shares of common stock being offered are not savings accounts or deposits and are not insured or guaranteed by WaterStone Bank SSB, Lamplighter Financial, MHC, Waterstone Financial, Inc., the Federal Deposit Insurance Corporation or any other government agency.

This is not an offer to sell or a solicitation of an offer to buy common stock.  The offer is made only by the prospectus.

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WaterStone Bank

Dear Depositor of WaterStone Bank:

We are pleased to announce that the Boards of Directors of WaterStone Bank SSB, Lamplighter Financial, MHC, and Waterstone Financial, Inc. have voted unanimously in favor of a plan of conversion and reorganization whereby Lamplighter Financial, MHC will convert from the mutual holding company form to the full stock form of organization. We are converting to eliminate the uncertainties associated with the mutual holding company structure under financial reform legislation and to transition to a more familiar and flexible organizational structure that will better support our long-term growth, among other reasons.

As a depositor of WaterStone Bank, you are a member of Lamplighter Financial, MHC.  To accomplish the conversion and reorganization, your participation is extremely important.  On behalf of the Board, I ask that you help us meet our goal by reading the enclosed material and then casting your vote in favor of the plan of conversion and reorganization.  You may vote by mail by returning your proxy using the enclosed postage-paid envelope marked “PROXY RETURN.”  You can also vote by telephone or Internet, as instructed on the proxy card.  If you have more than one account, you may receive more than one proxy.  Please vote by returning all proxy cards received, there are no duplicates.

If the plan of conversion and reorganization is approved let me assure you that:

●	deposit accounts will continue to be federally insured to the maximum extent permitted by law; and
●	existing deposit accounts and loans will not undergo any change.

We regret that we are unable to offer you common stock in the subscription offering because the laws of your state or jurisdiction require us to register (1) the to-be-issued common stock of Waterstone Financial, Inc. or (2) an agent of WaterStone Bank to solicit the sale of such stock, and the number of eligible subscribers in your state or jurisdiction does not justify the expense of such registration.

If you have any questions after reading the enclosed material, please call our Stock Information Center at [stock center phone #], Monday through Friday, between the hours of 10:00 a.m. and 4:00 p.m., Central Time.  Please note that the Stock Information Center will be closed from 12:00 noon Friday, August 30, through 12:00 noon Tuesday, September 3, in observance of the Labor Day holiday.

Sincerely,

Douglas S. Gordon
President and Chief Executive Officer

The shares of common stock being offered are not savings accounts or deposits and are not insured or guaranteed by WaterStone Bank SSB, Lamplighter Financial, MHC, Waterstone Financial, Inc., the Federal Deposit Insurance Corporation or any other government agency.

This is not an offer to sell or a solicitation of an offer to buy common stock.  The offer is made only by the prospectus.

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 WaterStone Bank

Dear Friend of WaterStone Bank:

We are pleased to announce that the Boards of Directors of WaterStone Bank SSB, Lamplighter Financial, MHC, and Waterstone Financial, Inc. have voted unanimously in favor of a plan of conversion and reorganization whereby Lamplighter Financial, MHC will convert from the mutual holding company form to the full stock form of organization. We are converting to eliminate the uncertainties associated with the mutual holding company structure under financial reform legislation and to transition to a more familiar and flexible organizational structure that will better support our long-term growth, among other reasons.

As a former depositor of WaterStone Bank, you have nontransferable rights to subscribe for shares of Waterstone Financial, Inc. common stock on a priority basis, before the stock is offered to the general public. The enclosed prospectus describes the stock offering of Waterstone Financial, Inc. and our operations.  Please read the prospectus carefully before making an investment decision.

If you wish to subscribe for shares of common stock, please complete the enclosed stock order form and return it to Waterstone Financial, Inc., together with your payment for the shares, by mail using the enclosed postage-paid envelope marked “STOCK ORDER RETURN” or by overnight courier to the Waterstone Financial, Inc. Stock Information Center located at [stock center address].  You may also hand deliver stock order forms at this location.  We will not accept stock order forms at our other banking or mortgage offices.  Your order must be physically received (not postmarked) by Waterstone Financial, Inc. no later than 5:00 p.m., Central Time, on [expiration date].

If you have any questions after reading the enclosed material, please call our Stock Information Center at [stock center phone #], Monday through Friday, between the hours of 10:00 a.m. and 4:00 p.m., Central Time.  Please note that the Stock Information Center will be closed from 12:00 noon Friday, August 30, through 12:00 noon Tuesday, September 3, in observance of the Labor Day holiday.

Sincerely,

Douglas S. Gordon
President and Chief Executive Officer

The shares of common stock being offered are not savings accounts or deposits and are not insured or guaranteed by WaterStone Bank SSB, Lamplighter Financial, MHC, Waterstone Financial, Inc., the Federal Deposit Insurance Corporation or any other government agency.

This is not an offer to sell or a solicitation of an offer to buy common stock.  The offer is made only by the prospectus.

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Waterstone Financial, Inc.

Dear Potential Investor:

We are pleased to provide you with the enclosed material in connection with the stock offering by Waterstone Financial, Inc., the proposed new holding company for WaterStone Bank SSB.

This information packet includes the following:

PROSPECTUS:  This document provides detailed information about the proposed reorganization of Lamplighter Financial, MHC, Waterstone Financial, Inc. and WaterStone Bank SSB from the mutual holding company to stock holding company form and the stock offering by new Waterstone Financial, Inc.  Please read it carefully before making an investment decision.

STOCK ORDER FORM:  Use this form to subscribe for shares of common stock and return it to Waterstone Financial, Inc., together with your payment for the shares, by mail using the enclosed postage-paid envelope marked “STOCK ORDER RETURN” or by overnight courier to the Waterstone Financial, Inc. Stock Information Center located at [stock center address].  You may also hand deliver stock order forms at this location.  We will not accept stock order forms at our other banking or mortgage offices.  Your order must be physically received (not postmarked) by Waterstone Financial, Inc. no later than 5:00 p.m., Central Time, on [expiration date].

We are pleased to offer you this opportunity to become one of our stockholders.  If you have any questions regarding the stock offering, please call our Stock Information Center at [stock center phone #], Monday through Friday, between the hours of 10:00 a.m. and 4:00 p.m., Central Time.  Please note that the Stock Information Center will be closed from 12:00 noon Friday, August 30, through 12:00 noon Tuesday, September 3, in observance of the Labor Day holiday.

Sincerely,

Douglas S. Gordon
President and Chief Executive Officer

The shares of common stock being offered are not savings accounts or deposits and are not insured or guaranteed by WaterStone Bank SSB, Lamplighter Financial, MHC, Waterstone Financial, Inc., the Federal Deposit Insurance Corporation or any other government agency.

This is not an offer to sell or a solicitation of an offer to buy common stock.  The offer is made only by the prospectus.

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Sandler O’Neill & Partners, L.P.

Dear Prospective Investor:

At the request of Waterstone Financial, Inc., we have enclosed materials regarding its offering of common stock in connection with the conversion and reorganization of Lamplighter Financial, MHC from the mutual holding company form to the full stock form of organization.  Materials include a prospectus and a stock order form, which offer you the opportunity to subscribe for shares of common stock of Waterstone Financial, Inc.

Please read the prospectus carefully before making an investment decision. If you have any questions after reading the enclosed material, please call the Stock Information Center at [stock center phone #], Monday through Friday, between the hours of 10:00 a.m. and 4:00 p.m., Central Time, and ask for a Sandler O’Neill representative.  Please note that the Stock Information Center will be closed from 12:00 noon Friday, August 30, through 12:00 noon Tuesday, September 3, in observance of the Labor Day holiday.  If you decide to subscribe for shares, your order must be physically received (not postmarked) by Waterstone Financial, Inc. no later than 5:00 p.m., Central Time, on [expiration date].

We have been asked to forward these documents to you in view of certain requirements of the securities laws of your jurisdiction. We should not be understood as recommending or soliciting in any way any action by you with regard to the enclosed material.

Sandler O’Neill & Partners, L.P.

The shares of common stock being offered are not savings accounts or deposits and are not insured or guaranteed by WaterStone Bank SSB, Lamplighter Financial, MHC, Waterstone Financial, Inc., the Federal Deposit Insurance Corporation or any other government agency.

This is not an offer to sell or a solicitation of an offer to buy common stock.  The offer is made only by the prospectus.

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[Cover page]

WaterStone Bank

Proxy Questions and Answers

Questions & Answers About Voting

We are pleased to announce that the Boards of Directors of WaterStone Bank SSB, Lamplighter Financial, MHC, and Waterstone Financial, Inc. have voted unanimously in favor of a plan of conversion and reorganization whereby Lamplighter Financial, MHC will convert from the mutual holding company form to the full stock form of organization. The plan is subject to the affirmative vote of a majority of the total number of outstanding votes entitled to be cast by the members of Lamplighter Financial, MHC (depositors of WaterStone Bank) at a special meeting of members. The plan must also be approved by Waterstone Financial, Inc. stockholders at a separate meeting of stockholders.

Your vote is very important.   If you have more than one account, you may receive more than one proxy.  Please vote today by returning all proxy cards received, there are no duplicates.

Your Board of Directors urges you to vote "FOR" the plan of conversion and reorganization and return your proxy today.

Q.	Why is WaterStone Bank converting from the mutual holding company form to the full stock form of organization?

A.	We are converting to eliminate the uncertainties associated with the mutual holding company structure under financial reform legislation and to transition to a more familiar and flexible organizational structure that will better support our long-term growth, among other reasons.

Q.	What changes will occur as a result of the conversion and reorganization? Will there be changes at my local branch?

A.	No changes are planned in the way we operate our business. The Plan will have no effect on the staffing, products or services we offer to our customers through our offices, except to enable us to add additional services in the future.

Q.	Will the conversion affect any of my deposit accounts or loans?

A.	No. The conversion will have no effect on the balance or terms of any deposit account. Your deposits will continue to be federally insured to the fullest extent permissible. The terms, including interest rates, of your loans with us will also be unaffected by the conversion.

Q.           Who is eligible to vote on the conversion?

A.	Depositors of WaterStone Bank as of the close of business on [voting record date] are eligible to vote at the special meeting of members.

Q.           Why did I receive several proxies?

A.	If you have more than one deposit account, you may have received more than one proxy, depending upon the ownership structure of your accounts. You will also receive a separate proxy statement and proxy card if you are a stockholder of Waterstone Financial, Inc. Please vote all proxy cards that you received, there are no duplicates.

Q.	Does my vote for the conversion mean that I must buy common stock of Waterstone Financial, Inc.?

A.	No. Voting for the plan of conversion and reorganization does not obligate you to buy any shares of common stock of Waterstone Financial, Inc.

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Q.           How do I vote my proxy?

A.	You can vote by one of the following ways:
•	By mailing your signed proxy card(s) in the postage-paid envelope marked “PROXY RETURN.”
•	By telephone or Internet as instructed on the proxy card.

Q.	Are two signatures required on the proxy card for a joint account?

A.	Only one signature is required on a proxy card for a joint account.

Q.	Who should sign proxies for trust or custodian accounts?

A.	The trustee or custodian must sign proxies for such accounts, not the beneficiary.

Q.	I am the executor (administrator) for a deceased depositor. Can I sign the proxy card?

A.	Yes. Please indicate on the card the capacity in which you are signing.

Additional Information

Q.	What if I have additional questions or require more information?

A.	Lamplighter Financial, MHC’s proxy statement and Waterstone Financial, Inc.’s prospectus that accompany this brochure describe the conversion in detail. Please read the proxy statement and prospectus carefully before voting or subscribing for stock. If you have any questions after reading the enclosed material, you may call our Stock Information Center at [stock center phone #], Monday through Friday, between the hours of 10:00 a.m. and 4:00 p.m., Central Time. Additional material may only be obtained from the Stock Information Center. Please note that the Stock Information Center will be closed from 12:00 noon Friday, August 30, through 12:00 noon Tuesday, September 3, in observance of the Labor Day holiday.

The shares of common stock being offered are not savings accounts or deposits and are not insured or guaranteed by WaterStone Bank SSB, Lamplighter Financial, MHC, Waterstone Financial, Inc., the Federal Deposit Insurance Corporation or any other government agency.

This is not an offer to sell or a solicitation of an offer to buy common stock.  The offer is made only by the prospectus.

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[Cover page]

 Waterstone Financial, Inc.

Stock Questions and Answers

Questions & Answers About the Stock Offering

We are pleased to announce that the Boards of Directors of WaterStone Bank SSB, Lamplighter Financial, MHC, and Waterstone Financial, Inc. have voted unanimously in favor of a plan of conversion and reorganization whereby Lamplighter Financial, MHC will convert from the mutual holding company form to the full stock form of organization. The plan is subject to the approval of the members of Lamplighter Financial, MHC (depositors of WaterStone Bank) at a special meeting of members and the stockholders of Waterstone Financial, Inc. at a separate meeting of stockholders.

Investment in common stock involves certain risks.  For a discussion of these risks and other factors, investors are urged to read the accompanying prospectus before making an investment decision.

Q.	Why is WaterStone Bank converting from the mutual holding company form to the full stock form of organization?

A.	We are converting to eliminate the uncertainties associated with the mutual holding company structure under financial reform legislation and to transition to a more familiar and flexible organizational structure that will better support our long-term growth, among other reasons.

Q.	Who can purchase stock?

A.	The common stock of Waterstone Financial, Inc., is being offered in the subscription offering in the following order of priority:

1)	Eligible Account Holders - depositors of WaterStone Bank with accounts totaling $50.00 or more at the close of business on December 31, 2011;

2)	WaterStone Bank’s tax-qualified employee plans, including the employee stock ownership plan and 401(k) plan;

3)	Supplemental Eligible Account Holders - depositors of WaterStone Bank with accounts totaling $50.00 or more as of June 30, 2013; and

4)	Other Members - depositors of WaterStone Bank with accounts as of [voting record date].

Subject to the priority rights of depositors in the subscription offering, common stock is being offered to certain members of the general public in a community offering, with priority to natural persons (including trusts of natural persons) residing in the counties in which WaterStone Bank has offices, and then to Waterstone Financial, Inc. stockholders as of [stockholder record date] and finally to members of the general public.  To the extent any shares remain available after the completion of the subscription and community offerings, they will be offered for sale to the general public in a syndicated offering or a firm commitment underwritten offering.

Q.	Am I guaranteed to receive shares by placing an order?

A.	No. It is possible that orders received during the offering period will exceed the number of shares being sold. Such an oversubscription would result in shares being allocated among subscribers starting with subscribers who are Eligible Account Holders. If the offering is oversubscribed in the subscription offering, no orders received in the community offering will be filled.

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Q.           Will any account I hold with the Bank be converted into stock?

A.	No. All accounts remain as they were prior to the conversion.

Q.	How many shares of stock are being offered, and at what price?

A.	Waterstone Financial, Inc. is offering for sale a maximum of 28,031,250 shares of common stock at a subscription price of $8.00 per share.

Q.	How much stock can I purchase?

A.	The minimum purchase is 25 shares ($200). As more fully discussed in the plan of conversion and in the prospectus, the maximum purchase by any person in the subscription or community offering is 375,000 shares ($3,000,000); in addition, no person by himself or herself or with an associate or group of persons acting in concert, may purchase more than 375,000 shares ($3,000,000) of common stock in the offering.

Q.	How do I order stock?

A.	If you decide to subscribe for shares, you must return the properly completed and signed stock order form, along with full payment for the shares, to Waterstone Financial, Inc. by mail using the enclosed postage-paid envelope marked “STOCK ORDER RETURN” or by overnight courier to the Waterstone Financial, Inc. Stock Information Center located at [stock center address]. You may also hand deliver stock order forms at this location. We will not accept stock order forms at our other banking or mortgage offices. Your order must be physically received (not postmarked) by Waterstone Financial, Inc. no later than 5:00 p.m., Central Time, on [expiration date]. Please read the prospectus carefully before making an investment decision.

Q.	How can I pay for my shares of stock?

A.	You can pay for the common stock by check, money order, or withdrawal from your deposit account or certificate of deposit at WaterStone Bank. Checks and money orders must be made payable to Waterstone Financial, Inc. Withdrawals from a certificate of deposit at WaterStone Bank to buy shares of common stock may be made without penalty.

Q.	Can I use my WaterStone Bank home equity line of credit to subscribe for shares of common stock?

A.	No. WaterStone Bank cannot knowingly lend funds to anyone for them to subscribe for shares. This includes the use of funds available through a WaterStone Bank home equity line of credit.

Q.	When is the deadline to subscribe for stock?

A.	An executed stock order form with the required full payment must be physically received (not postmarked) by Waterstone Financial, Inc. no later than 5:00 p.m., Central Time on [expiration date].

Q.	Can I subscribe for shares using funds in my IRA at WaterStone Bank?

A.	No. Federal regulations do not permit the purchase of common stock with your existing IRA or other qualified plan at WaterStone Bank. To use these funds to subscribe for common stock, you need to establish a "self directed" trust account with an unaffiliated trustee. The transfer of these funds takes time, so please make arrangements as soon as possible. However, if you intend to subscribe for common stock due to your eligibility as an IRA account holder but plan to use funds from sources other than your IRA account, you need not close and transfer your IRA account. Please call our Stock Information Center if you require additional information.

Q.	Can I subscribe for shares and add someone else who is not on my account to my stock registration?

A.	No. Federal regulations prohibit the transfer of subscription rights.

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Q.	Can I subscribe for shares in my name alone if I have a joint account?

A.	Yes.

Q.	Will payments for common stock earn interest until the conversion closes?

A.	Yes. Any payment made by check or money order will earn interest at 0.01% per annum from the date of receipt to the completion or termination of the conversion. Depositors who elect to pay for their common stock by a withdrawal authorization will receive interest at the contractual rate on the account until the completion or termination of the offering.

Q.	Will dividends be paid on the stock?

A.	After the conversion and reorganization, we intend to pay quarterly cash dividends of $0.06 per share, subject to the receipt of regulatory approval.

Q.	Will my stock be covered by deposit insurance?

A.	No.

Q.	Where will the stock be traded?

A.	Upon completion of the conversion and reorganization, our shares of common stock are expected to trade on the Nasdaq Global Select Market under the symbol “WSBF.”

Q.	Can I change my mind after I place an order to subscribe for stock?

A.	No. After receipt, your order may not be modified or withdrawn.

Q.	What happens to the Waterstone Financial, Inc. shares I currently own?

A.	The shares of common stock owned by the existing public stockholders of Waterstone Financial, Inc. will be exchanged for shares of common stock of Waterstone Financial, Inc., based on an exchange ratio. The actual number of shares you receive will depend upon the number of shares we sell in our offering.

Q.	If I purchase shares of common stock during the offering, when will I receive my stock?

A.	Physical stock certificates will not be issued. Our transfer agent will send you a stock ownership statement, via the Direct Registration System (DRS), by first class mail as soon as possible after the completion of the conversion and offering. Although the shares of Waterstone Financial, Inc. common stock will have begun trading, brokerage firms may require that you have received your stock ownership statement prior to selling your shares. Your ability to sell the shares of common stock prior to your receipt of the statement will depend on arrangements you may make with a brokerage firm.

Q.	What is DRS?

A.	Direct registration is the ownership of stock registered in your own name on the books of the Company, without taking possession of a printed stock certificate. Instead, your ownership is recorded and tracked as an accounting entry (“book entry”) on the books of the Company. DRS is a system that electronically moves investors’ positions between brokers and transfer agents for issuers that offer direct registration.

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Additional Information

Q.	What if I have additional questions or require more information?

A.	Waterstone Financial, Inc.’s prospectus that accompanies this brochure describes the conversion in detail. Please read the prospectus carefully before subscribing for stock. If you have any questions after reading the enclosed material, you may call our Stock Information Center at [stock center phone #], Monday through Friday, between the hours of 10:00 a.m. and 4:00 p.m., Central Time. Please note that the Stock Information Center will be closed from 12:00 noon Friday, August 30, through 12:00 noon Tuesday, September 3, in observance of the Labor Day holiday.

The shares of common stock being offered are not savings accounts or deposits and are not insured or guaranteed by WaterStone Bank SSB, Lamplighter Financial, MHC, Waterstone Financial, Inc., the Federal Deposit Insurance Corporation or any other government agency.

This is not an offer to sell or a solicitation of an offer to buy common stock.  The offer is made only by the prospectus.

11

SECOND REQUEST
PLEASE SUPPORT US

Lamplighter Financial, MHC

(Mutual Holding Company for WaterStone Bank SSB)

Dear Member:

As a follow-up to our recent proxy mailing, our records show that you have not voted ALL of your proxy cards on the proposed plan of conversion and reorganization of Lamplighter Financial, MHC.  As a depositor of WaterStone Bank, you are a member of Lamplighter Financial, MHC.  We value your relationship with WaterStone Bank and ask for your support by voting and returning the enclosed proxy card today.  You can also vote by telephone or Internet, as instructed on the card.  Your Board of Directors recommends that you vote “FOR” the proposal.

If you are unsure whether you voted, please vote the enclosed proxy card. If you have already voted all of your proxy card(s), please accept our thanks. Let me assure you:

● The conversion will not affect the terms of your deposit accounts or loans.
● Deposit accounts will continue to be federally insured to the legal maximum.
● Voting does not obligate you to buy stock.

Thank you for choosing WaterStone Bank, and we appreciate your vote. If you have any questions, please call our Stock Information Center at [stock center phone #].

Sincerely,

Douglas S. Gordon
President and Chief Executive Officer

The Plan must be approved by at least a majority of the votes eligible to be cast.

If you have more than one account you may receive more than one proxy card.
Please support us by voting all proxy cards received.

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	LAMPLIGHTER FINANCIAL, MHC				REVOCABLE PROXY

ç D E T A C H H E R E ç	1.
The approval of a plan of conversion and reorganization (the “Plan”) whereby Lamplighter    Financial, MHC and Waterstone Financial, Inc. will convert and reorganize from the mutual holding company structure to the stock holding company structure, as described in more detail in the proxy statement.
					CONTROL NUMBER		ç P R O X Y C A R D ç

		☑ Please vote by marking one of the boxes as shown.	FOR ☐	AGAINST ☐	The undersigned acknowledges receipt of a Notice of Special Meeting and attached proxy statement dated ______________, 2013, prior to the execution of this proxy.

è

					Signature	Date

Only one signature is required in the case of a joint deposit account. When signing as attorney, executor, administrator, trustee or guardian, please give your full title.  Corporations or partnership proxies should be signed by an authorized officer.

IMPORTANT: IF YOU VOTE BY MAIL, PLEASE DETACH, SIGN AND RETURN ALL PROXY CARDS IN THE ENCLOSED POSTAGE-PAID PROXY RETURN ENVELOPE

é
DETACH HERE THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” APPROVAL OF THE PLAN OF CONVERSION AND REORGANIZATION

VOTE BY 1 OF 3 WAYS

VOTE BY MAIL or	VOTE BY TELEPHONE or	VOTE BY INTERNET
DETACH THE ABOVE PROXY CARD ☑ VOTE, SIGN, DATE & RETURN THE CARD IN THE ENCLOSED PROXY RETURN ENVELOPE	WITH THE UNIQUE CONTROL NUMBER INDICATED ABOVE FOR EACH PROXY CARD IN FRONT OF YOU: CALL 1-800-xxx-xxxx	WITH THE UNIQUE CONTROL NUMBER INDICATED ABOVE FOR EACH PROXY CARD IN FRONT OF YOU: VISIT http://www.xxxx
YOU MAY RETURN ALL PROXY CARDS RECEIVED IN ONE ENVELOPE	IF YOU VOTE BY TELEPHONE OR INTERNET, YOU DO NOT NEED TO VOTE YOUR PROXY BY MAIL

VOTING “FOR” THE CONVERSION AND REORGANIZATION DOES NOT OBLIGATE YOU TO BUY STOCK AND DOES NOT AFFECT THE TERMS OR INSURANCE ON YOUR ACCOUNTS.

IF YOU HAVE MORE THAN ONE ACCOUNT, YOU MAY RECEIVE MORE THAN ONE PROXY CARD DEPENDING ON THE OWNERSHIP STRUCTURE OF YOUR ACCOUNTS. PLEASE SUPPORT US BY VOTING ALL PROXY CARDS RECEIVED.

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LAMPLIGHTER FINANCIAL, MHC	REVOCABLE PROXY

LAMPLIGHTER FINANCIAL, MHC
SPECIAL MEETING OF MEMBERS
_________________, 2013

The undersigned member of Lamplighter Financial, MHC (the “Mutual Holding Company”) hereby appoints the Board of Directors of Lamplighter Financial, MHC, with full powers of substitution, to act as attorneys and proxies for the undersigned to vote such votes as the undersigned may be entitled to vote at the Special Meeting of Members of the Mutual Holding Company (the “Meeting”) to be held at ____________________, at ___:___ __.m., Central Time, on ____________, 2013, and at any and all adjournments thereof.  They are entitled to cast all votes to which the undersigned is entitled  to vote on the following proposal as directed on the reverse side of this proxy card:

1.
The approval of a plan of conversion and reorganization (the “Plan”) whereby Lamplighter Financial, MHC and Waterstone Financial, Inc. will convert and reorganize from the mutual holding company structure to the stock holding company structure, as described in more detail in the proxy statement; and such other business as may properly come before the Meeting. Management is not aware of any other business to be considered.

VOTING FOR APPROVAL OF THE PLAN WILL ALSO INCLUDE APPROVAL OF THE EXCHANGE RATIO, THE ARTICLES OF INCORPORATION AND BYLAWS OF THE NEW HOLDING COMPANY FOR WATERSTONE BANK SSB (INCLUDING THE ANTI-TAKEOVER LIMITATIONS AND STOCKHOLDER RIGHTS PROVISIONS) AND THE AMENDMENT TO WATERSTONE BANK SSB’S ARTICLES OF INCORPORATION. AS A RESULT OF THE CONVERSION, MEMBERS OF LAMPLIGHTER FINANCIAL, MHC WILL NO LONGER HAVE VOTING RIGHTS UNLESS THEY BECOME STOCKHOLDERS OF WATERSTONE BANK SSB’S NEW HOLDING COMPANY.

THIS PROXY, WHEN PROPERLY SIGNED, WILL BE VOTED AS DIRECTED, BUT IF NO INSTRUCTIONS ARE SPECIFIED, THIS PROXY, IF SIGNED, WILL BE VOTED FOR THE PROPOSAL STATED ABOVE.  IF ANY OTHER BUSINESS IS PRESENTED AT THE MEETING, THIS PROXY WILL BE VOTED BY THE ABOVE-NAMED PROXIES AT THE DIRECTION OF A MAJORITY OF THE BOARD OF DIRECTORS.  AT THE PRESENT TIME, THE BOARD OF DIRECTORS KNOWS OF NO OTHER BUSINESS TO BE PRESENTED AT THE MEETING.

Votes will be cast in accordance with this proxy.  Should the undersigned be present and elect to vote at the Meeting or at any adjournment thereof and after notification to the Secretary of Lamplighter Financial, MHC at the Meeting of the Member’s decision to terminate this proxy, then the power of said attorney-in-fact or agents shall be deemed terminated and of no further force and effect.

PLEASE PROMPTLY COMPLETE, SIGN AND DATE THIS PROXY CARD ON THE REVERSE SIDE AND RETURN IT IN THE ENCLOSED PROXY RETURN ENVELOPE.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” THE PROPOSAL. NOT VOTING IS THE EQUIVALENT OF VOTING “AGAINST” THE PROPOSAL. PLEASE VOTE ALL CARDS THAT YOU RECEIVE. NONE ARE DUPLICATES.

(Continued on reverse side)

é
DETACH HERE

THE BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE “FOR” APPROVAL OF THE PLAN OF CONVERSION AND REORGANIZATION.

VOTING “FOR” THE CONVERSION AND REORGANIZATION DOES NOT OBLIGATE YOU TO BUY STOCK AND
DOES NOT AFFECT THE TERMS OR INSURANCE ON YOUR ACCOUNTS.

IF YOU HAVE MORE THAN ONE ACCOUNT, YOU MAY RECEIVE MORE THAN ONE PROXY CARD
DEPENDING ON THE OWNERSHIP STRUCTURE OF YOUR ACCOUNTS. PLEASE SUPPORT US BY VOTING ALL PROXY CARDS RECEIVED.

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Lamplighter Financial, MHC
LOGO

Please Support Us

Vote Your Proxy Card Today

FOR

If you have more than one account, you may have received more than one proxy card depending upon the ownership structure of your accounts.

Please vote all proxy cards that you received.

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Waterstone Financial, Inc.

_______________, 2013

Dear Subscriber:

We hereby acknowledge receipt of your order and payment at $8.00 per share, listed below, of Waterstone Financial, Inc. common stock.  If you are issued shares, the shares will be registered as indicated above.

At this time, we cannot confirm the number of shares of Waterstone Financial, Inc. common stock that will be issued to you.  Following completion of the stock offering, shares will be allocated in accordance with the plan of conversion and reorganization.

If you have any questions, please call our Stock Information Center at [stock center phone #], Monday through Friday, between the hours of 10:00 a.m. and 4:00 p.m., Central Time.

Waterstone Financial, Inc.
Stock Information Center

The shares of common stock being offered are not savings accounts or deposits and are not insured or guaranteed by WaterStone Bank SSB, Lamplighter Financial, MHC, Waterstone Financial, Inc., the Federal Deposit Insurance Corporation or any other government agency.

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Waterstone Financial, Inc.

_______________, 2013

Dear Stockholder:

Our subscription offering has been completed and we are pleased to confirm your subscription for        shares at a price of $8.00 per share.  If your subscription was paid for by check, bank draft or money order, interest and any refund due to you will be mailed promptly.

The closing of the transaction occurred on ______ __, 2013; this is your stock purchase date. Trading will commence on the Nasdaq Global Select Market under the symbol “WSBF” on ________ __, 2013.

Thank you for your interest in Waterstone Financial, Inc.  A statement indicating the number of shares of Waterstone Financial, Inc. you have purchased will be mailed to you shortly.  This statement will be your evidence of ownership of Waterstone Financial, Inc. stock.  All shares of Waterstone Financial, Inc. common stock will be in book entry form and paper stock certificates will not be issued.

Waterstone Financial, Inc.
Stock Information Center

The shares of common stock being offered are not savings accounts or deposits and are not insured or guaranteed by WaterStone Bank SSB, Lamplighter Financial, MHC, Waterstone Financial, Inc., the Federal Deposit Insurance Corporation or any other government agency.

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Waterstone Financial, Inc.

_______________, 2013

Dear Interested Investor:

We recently completed our subscription offering.  Unfortunately, due to the demand for shares from persons with priority rights, stock was not available for our [Supplemental Eligible Account Holders, Other Members or community friends].  If your subscription was paid for by check, bank draft or money order, a refund of any balance due to you with interest will be mailed promptly.

We appreciate your interest in Waterstone Financial, Inc. and hope you become an owner of our stock in the future.  The stock is expected to trade on the Nasdaq Global Select Market under the symbol “WSBF” on ________ __, 2013.

Waterstone Financial, Inc.
Stock Information Center

The shares of common stock being offered are not savings accounts or deposits and are not insured or guaranteed by WaterStone Bank SSB, Lamplighter Financial, MHC, Waterstone Financial, Inc., the Federal Deposit Insurance Corporation or any other government agency.

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Waterstone Financial, Inc.

_______ __, 2013

Welcome Stockholder:

We are pleased to enclose a statement from our transfer agent reflecting the number of shares of common stock of Waterstone Financial, Inc. (the “Company”) purchased by you at a price of $8.00 per share on _______ __, 2013, in our second step conversion offering. All stock sold in the subscription and community offering has been issued in book entry form through the direct registration system (“DRS”).  No physical stock certificates will be issued.

Please examine this statement carefully to be certain that it properly reflects the number of shares you purchased and the names in which the ownership of the shares is to be shown on the books of the Company. If you also owned shares in Waterstone Financial, Inc. prior to completion of the offering, a Letter of Transmittal regarding the exchange of those shares for new Waterstone Financial, Inc. shares, along with other materials, have been mailed to you separately.

If you have any questions about your statement, you should contact the Transfer Agent immediately at the following address:

Broadridge Corporate Issuer Solutions, Inc.
Attention: Investor Relations Department
[Street Address]
Brentwood, NY [Zip code]
[Phone Number]
email: ________.com

A short question and answer sheet regarding your DRS statement is enclosed for your information. If your subscription was paid for by check, bank draft or money order, interest will be mailed promptly. Trading commenced on the Nasdaq Global Select Market under the symbol “WSBF” on _______ __, 2013.

On behalf of the Board of Directors, officers and employees of Waterstone Financial, Inc., I thank you for supporting our offering.

Sincerely,

Douglas S. Gordon President and Chief Executive Officer

The shares of common stock being offered are not savings accounts or deposits and are not insured or guaranteed by WaterStone Bank SSB, Lamplighter Financial, MHC, Waterstone Financial, Inc., the Federal Deposit Insurance Corporation or any other government agency.

This is not an offer to sell or a solicitation of an offer to buy common stock.  The offer is made only by the prospectus.

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Waterstone Financial, Inc.

_______________, 2013

Dear Interested Subscriber:

We regret to inform you that Waterstone Financial, Inc., the holding company for WaterStone Bank, did not accept your order for shares of Waterstone Financial, Inc. common stock in its community offering.  This action is in accordance with our plan of conversion and reorganization, which gives Waterstone Financial, Inc. the absolute right to reject the order of any person, in whole or in part, in the community offering.

If your order was paid for by check, enclosed is your original check.

Waterstone Financial, Inc.
Stock Information Center

The shares of common stock being offered are not savings accounts or deposits and are not insured or guaranteed by WaterStone Bank SSB, Lamplighter Financial, MHC, Waterstone Financial, Inc., the Federal Deposit Insurance Corporation or any other government agency.

This is not an offer to sell or a solicitation of an offer to buy common stock.  The offer is made only by the prospectus.

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Waterstone Financial, Inc.

_______________, 2013

To Our Friends:

We are enclosing material in connection with the stock offering by Waterstone Financial, Inc., the proposed holding company for WaterStone Bank SSB.

Sandler O’Neill & Partners, L.P. is acting as financial and marketing advisor in connection with the subscription and community offering, which will conclude at 5:00 p.m., Central Time, on __________, 2013.

Members of the general public are eligible to participate.  If you have any questions about this transaction, please do not hesitate to call the stock information center at [stock center phone #], Monday through Friday, between the hours of 10:00 a.m. and 4:00 p.m., Central Time.

Sandler O’Neill & Partners, L.P.

The shares of common stock being offered are not savings accounts or deposits and are not insured or guaranteed by WaterStone Bank SSB, Lamplighter Financial, MHC, Waterstone Financial, Inc., the Federal Deposit Insurance Corporation or any other government agency.

This is not an offer to sell or a solicitation of an offer to buy common stock.  The offer is made only by the prospectus.

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DIRECT REGISTRATION STOCK OWNERSHIP

Waterstone Financial, Inc. (the “Company”) has elected to require former registered stockholders and new stockholders of Waterstone Financial, Inc. to use the Direct Registration System (“DRS”) as a means of recording and maintaining the registered shares of Waterstone Financial, Inc. they will receive as a result of WaterStone Bank’s “Second-Step Conversion.” This page outlines what DRS is and what it means to you as a registered shareholder.

What is DRS?

Direct registration is the ownership of stock registered in your own name on the books of the Company, without taking possession of a printed stock certificate. Instead, your ownership is recorded and tracked as an accounting entry (“book entry”) on the books of the Company. DRS is a system that electronically moves investors’ positions between brokers and transfer agents for issuers that offer direct registration.

Why is the Company using DRS?

DRS gives our stockholders several advantages:

➢	It eliminates the risk of loss or theft of your stock certificate and the cost and inconvenience of having to obtain a surety bond to replace a lost security; and

➢	It eliminates the need for you to store your certificates and retrieve them should you wish to transfer or sell your shares.

How will I know how many shares I own?

The Company’s transfer agent, Broadridge Corporate Issuer Solutions, Inc. (Broadridge), will periodically send you an account statement showing you how many shares are held by you in book-entry form.

What happens if I lose a DRS account statement?

If you need a duplicate statement of ownership, contact Broadridge and they will mail you a new one. There is no surety charge for additional account statements.

How can I transfer shares to my broker?

To transfer your shares to your brokerage account, provide your broker with:

➢	The most recent copy of your Broadridge account statement;

➢	The Social Security Number on your account;

➢	Your Broadridge account number (which is on the statement);

➢	The number of whole shares held in book-entry form that you wish to transfer to your brokerage account.

Your broker will request that your shares be delivered to your brokerage account through the Depository Trust Company’s Profile System.

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